EX-99.23(g)(30)

                        SETTLED SECURITIES CLASS ACTION
                               SERVICES AGREEMENT
                                    BETWEEN
                                  THE CUSTOMER
                                      AND
                           JPMORGAN CHASE BANK, N.A.

                               INVESTOR SERVICES
                                  JPMORGAN.COM

                SETTLED SECURITIES CLASS ACTION SERVICES ADDENDUM


THIS ADDENDUM, dated August 12, 2009, supplements the global custody agreement dated August 12, 2009 (the "GLOBAL CUSTODY AGREEMENT") between JPMorgan Chase Bank, National Association, ("JPMORGAN") and each entity listed on Schedule A attached thereto (each, the "CUSTOMER").


RECITALS


A. The Customer has requested JPMorgan, and JPMorgan has agreed, to provide certain administrative services with respect to notifications of settled securities class actions; and

B. The parties wish to supplement the Global Custody Agreement to add such settled securities class actions to the services that JPMorgan will provide to the Customer in accordance with the Global Custody Agreement.


AGREEMENT

1.   THE SERVICES.

     (a) JPMorgan will provide the following administrative services (the "Services") with respect to notifications of U.S. settled securities class actions that JPMorgan may receive from time to time with regard to the Customer's accounts listed in Schedule A, as such schedule may be amended from time to time by agreement between the parties in writing (the "Accounts"). JPMorgan will provide the following services:

          (i) except as otherwise provided in this Addendum, preparing and submitting claims and supporting documentation on the Customer's behalf in respect of settled securities class action notifications in respect of the Securities held in the Customer's Accounts during the relevant class period;

          (ii) responding to enquiries from settled securities class action administrators arising from the Customer's participation in settled securities class actions and making changes to the filings of claim forms as needed to address such inquiries. Where additional information is required to make such changes, JPMorgan will promptly contact the Customer;

          (iii) communicating    with    settled    securities    class   action
               administrators from time to time, in JPMorgan's discretion, with regard to the status of the Customer's claims; and

          (iv) crediting the Customer's account upon receipt of claim proceeds from the claims administrator.

     (b) Except as otherwise expressly agreed by the parties, the Services shall only be provided in respect of settled securities class action notifications that arise subsequent to the signing of this Addendum.

     (c) When JPMorgan completes and files claim forms on the Customer's behalf, JPMorgan shall be acting solely in a clerical capacity as the Customer's agent and JPMorgan is not making any representation or warranty as to the advisability of the Customer participating in the settled securities class action; JPMorgan is not representing any view of JPMorgan in relation to the settled securities class action; and JPMorgan is not making any representation or warranty as to the likely outcome of any class action, participation in which is wholly at the Customer's request and for the Customer's risk.

     (d) JPMorgan will not file claims in respect of the Customer's securities transactions whilst such securities where held at other custodians or in a name that was not under the control of JPMorgan during the relevant class period unless otherwise agreed in writing. If the Customer so requests JPMorgan to include such transactions, the Customer represents that such information provided to JPMorgan is true, correct and complete.

     (e) Neither JPMorgan nor its Subcustodians shall be obliged to file a claim or take any action in any settled securities class action where such settled securities class action would require JPMorgan or a Subcustodian to file a claim in its own name due to applicable law, regulation or market practice in the relevant market. JPMorgan will promptly inform the Customer in writing each time such a situation arises.

2.   FILING OF CLAIMS; STANDING INSTRUCTIONS.

     (a) When JPMorgan has received in accordance with market practice a settled securities class action notification, JPMorgan shall, as contemplated by the Global Custody Agreement, research records of Accounts to identify the Customer's interest, if any, with respect to any such settled securities class action notification and shall notify the Customer of the same.

     (b) The Customer shall Instruct JPMorgan prior to its standard cut-off time whether the Customer disagrees with any of the information provided by JPMorgan under Clause 2 (a) or if the Customer does not wish JPMorgan to proceed with filing a claim on the Customer's behalf.

     (c) Unless JPMorgan has received Instructions not to file a claim on the Customer's behalf at its central settled securities class actions department by the cut-off time, JPMorgan shall be under standing Instructions to complete and file the required claim forms for the particular settled securities class action with the claims administrator.

     (d) JPMorgan shall present with the claim any supporting information that JPMorgan has in its possession and that is required as part of the filing as set out in the settled securities class action notification. JPMorgan shall be authorized to disclose such information regarding the Customer's Account as may be reasonably required to complete and file claims on the Customer's behalf.

3.   RESPONSIBILITIES OF THE CUSTOMER.

     (a) The Customer agrees to provide JPMorgan with such information and documentation as JPMorgan may reasonably require in connection with the Services.

     (b) The Customer acknowledges that in relation to any settled securities class action it is important that only one claim is filed on the Customer's behalf in respect of a custodial holding or securities transaction. If, in the same settled securities class action, multiple claims are submitted on the Customer's behalf for the same custodial holding, then all such claims might be rejected by the claims administrator. Therefore, where a claim is to be submitted by JPMorgan as set out in a notification, as provided by this authorisation, no other party should submit a claim on the Customer's behalf for the same custodial holding or securities transaction in the same settled securities class action and JPMorgan shall have no duty to check whether any other claims have been filed by any third party on the Customer's behalf in the same settled securities class action. Subject to clause 4, JPMorgan will have no responsibility in the event that a claim is rejected on the basis that a duplicate claim has been filed by the Customer or another party.

     (c) Should the Customer engage a third party to make a claim on the Customer's behalf in respect of a custodial holding or securities transaction with JPMorgan, the Customer shall be responsible for instructing JPMorgan not to file a claim on the Customer's behalf by the deadline referred to in the relevant notification.

4.   REJECTED CLAIMS.

     In the event that JPMorgan is notified by the claims administrator that it has rejected a claim, JPMorgan will use reasonable care to contact the Customer and discuss, in good faith, how to cure the rejected claim, if possible.

5.   COMPENSATION.

     The Customer agrees to pay to JPMorgan for the Services such fees and expenses as set out in Schedule B and as the Customer and JPMorgan may mutually agree in writing from time to time.


6.   LIMITATION OF LIABILITY.

     The Customer agrees that JPMorgan's annual aggregate liability with respect to losses arising out of the Services provided under this Addendum (whether for breach of contract, tort, or otherwise, but excluding losses caused by fraud on the part of JPMorgan) that may be incurred during any calendar year shall not exceed USD 100,000 and that this shall be the Customer's exclusive remedy. No action, regardless of form, arising out of or pertaining to the services may be brought more than six years after the cause of action has accrued.

7.   MISCELLANEOUS

     (a) Unless otherwise provided herein, all terms and conditions of the Global Custody Agreement are expressly incorporated herein by reference and except as modified hereby, the Global Custody Agreement is confirmed in all respects. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Global Custody Agreement.

     (b) This Agreement will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York's principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by applicable law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgement) or other legal process, Customer shall not claim, and it hereby irrevocably waives, such immunity. (c) This Addendum may be terminated by either party upon sixty (60) days' written notice to the other party. Anything herein to the contrary notwithstanding, if the Global Custody Agreement is terminated, then this Addendum shall automatically terminate on the date such Global Custody Agreement terminates.


IN WITNESS WHEREOF, the parties have executed this Addendum as at the date first above-written.

THE CUSTOMER                                         JPMORGAN CHASE BANK, N.A.
By:    /s/ Susan S. Rhee                             By: /s/ William M. Stanton
Name:  Susan S. Rhee                                 Name: William M. Stanton
Title: Vice President                                Title: MD
Date:  08/12/09                                      Date: 08/18/09
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SCHEDULE A

THE ACCOUNTS

JNL INVESTORS SERIES TRUST
JACKSON PERSPECTIVE TOTAL RETURN FUND
JNL MONEY MARKET FUND

JNL SERIES TRUST
JNL/AIM Global Real Estate Fund
JNL/AIM International Growth Fund
JNL/AIM Large Cap Growth Fund
JNL/AIM Small Cap Growth Fund
JNL/Capital Guardian Global Balanced Fund
JNL/Capital Guardian Global Diversified Research Fund
JNL/Capital Guardian U.S. Growth Equity Fund
JNL/Capital Guardian International Small Cap Fund
JNL/Credit Suisse Global Natural Resources Fund
JNL/Credit Suisse Long/Short Fund
JNL/Eagle Core Equity Fund
JNL/Eagle SmallCap Equity Fund
JNL/Franklin Templeton Global Growth Fund
JNL/Franklin Templeton Income Fund
JNL/Franklin Templeton Mutual Shares Fund
JNL/Franklin Templeton Small Cap Value Fund
JNL/Goldman Sachs Core Plus Bond Fund
JNL/Goldman Sachs Emerging Markets Debt Fund
JNL/Goldman Sachs Mid Cap Value Fund
JNL/Goldman Sachs Short Duration Bond Fund
JNL/JPMorgan International Value Fund
JNL/JPMorgan MidCap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/Lazard Emerging Markets Fund
JNL/Lazard Mid Cap Equity Fund
JNL/M&G Global Basics Fund
JNL/M&G Global Leaders Fund
JNL/Mellon Capital Management Bond Index Fund
JNL/Mellon Capital Management European 30 Fund
JNL/Mellon Capital Management International Index Fund
JNL/Mellon Capital Management Pacific Rim 30 Fund
JNL/Mellon Capital Management S&P 400 MidCap Index Fund
JNL/Mellon Capital Management S&P 500 Index Fund
JNL/Mellon Capital Management Small Cap Index Fund
JNL/Oppenheimer Global Growth Fund
JNL/PAM Asia ex-Japan Fund
JNL/PAM China-India Fund
JNL/PIMCO Real Return Fund
JNL/PIMCO Total Return Bond Fund
JNL/PPM America Core Equity Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Mid Cap Value Fund
JNL/PPM America Small Cap Value Fund
JNL/PPM America Value Equity Fund
JNL/Red Rocks Listed Private Equity Fund
JNL/S&P Competitive Advantage Fund
JNL/S&P Dividend Income & Growth Fund
JNL/S&P Intrinsic Value Fund
JNL/S&P Total Yield Fund
JNL/Select Balanced Fund
JNL/Select Money Market Fund
JNL/Select Value Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Value Fund
JNL/Franklin Templeton Founding Strategy Fund
JNL/Mellon Capital Management 10 x 10 Fund
JNL/Mellon Capital Management Index 5 Fund
JNL/S&P 4 Fund
JNL/S&P Disciplined Growth Fund
JNL/S&P Disciplined Moderate Fund
JNL/S&P Disciplined Moderate Growth Fund
JNL/S&P Managed Aggressive Growth Fund
JNL/S&P Managed Conservative Fund
JNL/S&P Managed Growth Fund
JNL/S&P Managed Moderate Fund
JNL/S&P Managed Moderate Growth Fund
JNL/Institutional Alt 65 Fund
JNL/Institutional Alt 50 Fund
JNL/Institutional Alt 35 Fund
JNL/Institutional Alt 20 Fund

JNL VARIABLE FUND, LLC
JNL/Mellon Capital Management 25 Fund
JNL/Mellon Capital Management Communications Sector Fund
JNL/Mellon Capital Management Consumer Brands Sector Fund
JNL/Mellon Capital Management Financial Sector Fund
JNL/Mellon Capital Management Global 15 Fund
JNL/Mellon Capital Management Healthcare Sector Fund
JNL/Mellon Capital Management Nasdaq(R) 25 Fund
JNL/Mellon Capital Management Oil & Gas Sector Fund
JNL/Mellon Capital Management S&P(R) 24 Fund
JNL/Mellon Capital Management Technology Sector Fund
JNL/Mellon Capital Management Value Line(R) 30 Fund
JNL/Mellon Capital Management VIP Fund
JNL/Mellon Capital Management Select Small-Cap Fund
JNL/Mellon Capital Management DowSM 10 Fund
JNL/Mellon Capital Management JNL Optimized 5 Fund
JNL/Mellon Capital Management S&P(R)  SMid 60 Fund
JNL/Mellon Capital Management NYSE(R) International 25 Fund
JNL/Mellon Capital Management DowSM Dividend Fund
JNL/Mellon Capital Management S&P(R) 10 Fund
JNL/Mellon Capital Management JNL 5 Fund